UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/10/2010

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 10, 2010, Discovery Communications, Inc. (the "Company") entered into a stock purchase agreement with Advance/Newhouse Programming Partnership to purchase a total of 13,732,491 shares of the Company's Series C preferred stock, par value $.01 per share, for an aggregate purchase price of approximately $500,000,000. The repurchase is expected to close on December 13, 2010.

The Stock Purchase Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and the Company's press release dated December 13, 2010 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Both exhibits are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1   Stock Purchase Agreement, dated December 10, 2010, between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership.

99.1   Press release dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: December 13, 2010	By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Stock Purchase Agreement, dated December 10, 2010, between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership
EX-99.1	Press release dated December 13, 2010